Exhibit 99.1

iPower Reports Fiscal Third Quarter 2024 Results

Fiscal Q3 Revenue up 15% to $23.3 Million Driven In-Part by

Accelerated Growth of iPower SuperSuite Business

Gross Margin Expansion and Improved Operating Leverage

Enables Return to Profitability

Strong Fiscal Q3 Performance Lays Foundation

for Further Growth and Profitability

DUARTE, CA, May 14, 2024 -- iPower Inc. (Nasdaq: IPW) (“iPower” or the “Company”), a tech and data-driven online retailer and supplier of consumer home, pet and garden products, as well as a provider of value-added ecommerce services, today announced its financial results for the fiscal third quarter ended March 31, 2024.

Fiscal Q3 2024 Results vs. Fiscal Q3 2023 (unless otherwise noted)

•	Total revenue increased 15% to $23.3 million.

•	Gross profit increased 41% to $10.9 million, with gross margin up 850 bps to 47.0%.

•	Net income attributable to iPower improved to $1.0 million or $0.03 per share, compared to net loss attributable to iPower of $1.5 million or $(0.05) per share.

•	Adjusted net income attributable to iPower (a non-GAAP financial measure defined below) improved to $1.6 million or $0.05 per share, compared to adjusted net loss attributable to iPower of $1.4 million or $(0.05) per share.

•	As of March 31, 2024, net debt (total debt less cash) was reduced by 59% to $3.3 million compared to net debt of $8.1 million as of June 30, 2023.

Management Commentary

“We generated strong financial results in our fiscal third quarter as we achieved double-digit revenue growth, material gross margin expansion and improved operating leverage, resulting in our return to profitability,” said Lawrence Tan, CEO of iPower. “As anticipated, we saw stronger order volumes from our largest channel partner during the quarter as they have returned to a more normalized inventory position and purchasing cycle. We will continue to invest in our product catalog to ensure we are stocked with high-quality products to meet the growing demand across our sales channels.

“We are also gaining momentum in our SuperSuite supply chain business, which contributed to our strong top-line growth in the current quarter, and now accounts for approximately 10% of total revenue. This new business not only supports our growth but also offers valuable insights that we can utilize to enhance our internal capabilities. In April, we expanded our sales channels by launching on Temu and have seen promising early results in the kitchen and pet categories. We will continue to leverage our expertise in supply chain, fulfillment and merchandising to drive sales for innovative product companies as we work through our growing pipeline of prospective partners.”

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iPower CFO, Kevin Vassily, added, “Over the last few years, we’ve purposefully shifted away from hydroponics to focus on our core competency as a data-driven, consumer products and services company. More recently, we’ve begun to wind down our legacy commercial hydroponics business, where we sold directly to local commercial distributors, and we are working through the remaining inventory to shutter this channel altogether. These initiatives, combined with the accelerating growth in our SuperSuite business and optimized cost structure, have enabled us to deliver impressive results this quarter and achieve our target of returning to profitability. We look forward to closing out the fiscal year on a strong note as we continue to execute on our objectives in the months ahead.”

Fiscal Third Quarter 2024 Financial Results

Total revenue in the fiscal third quarter of 2024 increased 15% to $23.3 million compared to $20.2 million for the same period in fiscal 2023. The increase was primarily driven by greater product sales to the Company’s largest channel partner, in addition to growth in iPower’s SuperSuite supply chain offerings.

Gross profit in the fiscal third quarter of 2024 increased 41% to $10.9 million compared to $7.8 million in the same quarter in fiscal 2023. As a percentage of revenue, gross margin increased 850 basis points to 47.0% compared to 38.5% in the year-ago period. The increase in gross margin was primarily driven by improved pricing through key supplier negotiations and favorable product mix.

Total operating expenses in the fiscal third quarter of 2024 were $9.3 million compared to $9.6 million for the same period in fiscal 2023. As a percentage of revenue, operating expenses improved 740 basis points to 40.1% compared to 47.5% in the year-ago period. The decrease in operating expenses was driven primarily by lower selling and fulfillment expenses resulting from vendor credits.

Net income attributable to iPower in the fiscal third quarter of 2024 improved to $1.0 million or $0.03 per share, compared to net loss attributable to iPower of $1.5 million or $(0.05) per share for the same period in fiscal 2023.

Adjusted net income attributable to iPower (a non-GAAP financial measure defined below), which excludes legal fees for arbitration net of tax impact, improved to $1.6 million or $0.05 per share in the fiscal third quarter of 2024 compared to adjusted net loss attributable to iPower of $1.4 million or $(0.05) per share in the year-ago period.

Cash and cash equivalents were $2.7 million at March 31, 2024, compared to $3.7 million at June 30, 2023. Total debt as of March 31, 2024, was $6.0 million compared to $11.8 million as of June 30, 2023. As a result of the Company’s debt paydown, net debt (total debt less cash) was reduced by 59% to $3.3 million compared to $8.1 million as of June 30, 2023.

Conference Call

The Company will hold a conference call today, May 14, 2024, at 4:30 p.m. Eastern Time to discuss its results for the fiscal third quarter ended March 31, 2024.

iPower’s management will host the conference call, which will be followed by a question-and-answer session.

The conference call details are as follows:

Date: Tuesday, May 14, 2024
Time: 4:30 p.m. Eastern time
Dial-in registration link: https://register.vevent.com/register/BI62adf125382e46f6a39c94cd2fb9eb14

Live webcast registration link: https://edge.media-server.com/mmc/p/zgvoq3zs/

Please dial into the conference call 5-10 minutes prior to the start time. If you have any difficulty connecting with the conference call, please contact the Company’s investor relations team at IPW@elevate-ir.com.

The conference call will also be broadcast live and available for replay in the Events & Presentations section of the Company’s website at www.meetipower.com.

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About iPower Inc.

iPower Inc. is a tech and data-driven online retailer and supplier of consumer home, pet and garden products, as well as a provider of value-added ecommerce services for third-party products and brands. Our capabilities include a full spectrum of online channels, robust fulfillment capacity, a network of warehouses serving the US, competitive last mile delivery partners and a differentiated business intelligence platform. With these capabilities, iPower efficiently moves a diverse catalog of SKUs from its supply chain partners to end consumers every day, providing the best value to customers in the US and other countries. For more information, please visit iPower's website at www.meetipower.com.

Non-GAAP Financial Measures

iPower has disclosed non-GAAP net income/(loss) and non-GAAP earnings per share in this press release, which are non-GAAP financial measures as defined by SEC Regulation G. The Company defines non-GAAP net income/(loss) as net income excluding legal fees for arbitration net of tax impact. A table providing a reconciliation of non-GAAP net income/(loss) and non-GAAP EPS is included at the end of this press release.

The Company's management believes that presenting non-GAAP net income/(loss) and non-GAAP EPS provides useful information to investors regarding the underlying business trends and performance of the Company's ongoing operations, as well as providing for more consistent period-over-period comparisons. This non-GAAP measure assists management in its operational and financial decision-making, as well as monitoring the Company's performance, non-GAAP net income/(loss) and non-GAAP EPS are used in addition to and in conjunction with results presented in accordance with GAAP and should not be relied upon to the exclusion of GAAP financial measures. Management strongly encourages investors to review the Company's consolidated financial statements in their entirety and to not rely on any single financial measure.

Forward-Looking Statements

All statements other than statements of historical fact in this press release are forward-looking statements. These forward-looking statements involve known and unknown risks and uncertainties and are based on current expectations and projections about future events and financial trends that iPower believes may affect its financial condition, results of operations, business strategy, and financial needs. Investors can identify these forward-looking statements by words or phrases such as "may," "will," "expect," "anticipate," "aim," "estimate," "intend," "plan," "believe," "potential," "continue," "is/are likely to" or other similar expressions. iPower undertakes no obligation to update forward-looking statements to reflect subsequent events or circumstances, or changes in its expectations, except as may be required by law. Although iPower believes that the expectations expressed in these forward-looking statements are reasonable, it cannot assure you that such expectations will turn out to be correct, and iPower cautions investors that actual results may differ materially from the anticipated results and encourages investors to review other factors that may affect its future results and performance in iPower's Annual Report on Form 10-K, as filed with the SEC on September 15, 2023, its Quarterly Reports on Form 10-Q, as filed with the SEC on November 15, 2023, February 14, 2024 and May 14, 2024, and in its other SEC filings.

Investor Relations Contact:

Sean Mansouri, CFA

Elevate IR

(720) 330-2829

IPW@elevate-ir.com

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Balance Sheets

As of March 31, 2024 and June 30, 2023

	March 31,	June 30,
	2024	2023
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalent	$2,714,724	$3,735,642
Accounts receivable, net	16,843,692	14,071,543
Inventories, net	11,872,286	20,593,889
Prepayments and other current assets	1,632,113	2,858,196
Total current assets	33,062,815	41,259,270

Non-current assets
Right of use - non-current	6,632,349	7,837,345
Property and equipment, net	405,621	536,418
Deferred tax assets, net	2,756,420	2,155,250
Non-current prepayments	320,190	531,456
Goodwill	3,034,110	3,034,110
Investment in joint venture	30,495	33,113
Intangible assets, net	3,793,042	4,280,071
Other non-current assets	381,631	427,254
Total non-current assets	17,353,858	18,835,017

Total assets	$50,416,673	$60,094,287

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	14,199,052	13,244,957
Credit cards payable	236,000	366,781
Customer deposit	339,968	350,595
Other payables and accrued liabilities	3,242,002	4,831,067
Advance from shareholders	85,581	85,200
Lease liability - current	2,106,867	2,159,173
Revolving loan payable	6,011,860	–
Income taxes payable	277,921	276,683
Total current liabilities	26,499,251	23,332,308

Non-current liabilities
Long-term revolving loan payable, net	–	9,791,191
Lease liability - non-current	4,949,802	6,106,047
Total non-current liabilities	4,949,802	15,897,238

Total liabilities	31,449,053	39,229,546

Commitments and contingency	–	–

Stockholders' Equity
Preferred stock, $0.001 par value; 20,000,000 shares authorized; 0 shares issued and outstanding at March 31, 2024 and June 30, 2023	–	–
Common stock, $0.001 par value; 180,000,000 shares authorized; 29,818,232 and 29,710,939 shares issued and outstanding at March 31, 2024 and June 30, 2023	29,819	29,712
Additional paid in capital	30,013,997	29,624,520
Accumulated deficits	(10,887,703)	(8,702,442)
Non-controlling interest	(34,519)	(24,915)
Accumulated other comprehensive loss	(153,974)	(62,134)
Total stockholders' equity	18,967,620	20,864,741

Total liabilities and stockholders' equity	$50,416,673	$60,094,287

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iPower Inc. and Subsidiaries

Unaudited Condensed Consolidated Statements of Operations

For the Three and Nine Months Ended March 31, 2024 and 2023

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2024	2023	2024	2023
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)

REVENUES	$23,308,508	$20,225,619	$66,617,004	$65,502,882

TOTAL REVENUES	23,308,508	20,225,619	66,617,004	65,502,882

COST OF REVENUES	12,360,170	12,433,898	36,591,581	39,755,919

GROSS PROFIT	10,948,338	7,791,721	30,025,423	25,746,963

OPERATING EXPENSES:
Selling and fulfillment	6,025,878	6,537,124	23,026,329	24,294,673
General and administrative	3,321,184	3,065,795	9,218,842	8,879,326
Impairment loss - goodwill	–	–	–	3,060,034
Total operating expenses	9,347,062	9,602,919	32,245,171	36,234,033

INCOME (LOSS) FROM OPERATIONS	1,601,276	(1,811,198)	(2,219,748)	(10,487,070)

OTHER INCOME (EXPENSE)
Interest expenses	(181,199)	(238,623)	(592,176)	(800,783)
Loss on equity method investment	(792)	(1,297)	(2,618)	(8,625)
Other non-operating income	(29,669)	(72,235)	32,003	199,125
Total other expenses, net	(211,660)	(312,155)	(562,791)	(610,283)

INCOME (LOSS) BEFORE INCOME TAXES	1,389,616	(2,123,353)	(2,782,539)	(11,097,353)

PROVISION FOR INCOME TAX EXPENSE (BENEFIT)	377,147	(589,581)	(587,674)	(2,085,126)
NET INCOME (LOSS)	1,012,469	(1,533,772)	(2,194,865)	(9,012,227)

Non-controlling interest	(3,613)	(3,238)	(9,604)	(8,878)

NET INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$1,016,082	$(1,530,534)	$(2,185,261)	$(9,003,349)

OTHER COMPREHENSIVE INCOME (LOSS)
Foreign currency translation adjustments	69,122	17,604	(91,840)	(46,722)

COMPREHENSIVE INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$1,085,204	$(1,512,930)	$(2,277,101)	$(9,050,071)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK
Basic	29,821,811	29,730,914	29,791,990	29,702,014

Diluted	29,821,811	29,730,914	29,791,990	29,702,014

EARNINGS (LOSSES) PER SHARE
Basic	$0.03	$(0.05)	$(0.07)	$(0.30)

Diluted	$0.03	$(0.05)	$(0.07)	$(0.30)

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iPower Inc. and Subsidiaries

Reconciliation of GAAP to Non-GAAP Financial Measures

(Unaudited)

	For the Three Months Ended March 31,		For the Nine Months Ended March 31,
	2024	2023	2024	2023

GAAP NET INCOME (LOSS)ATTRIBUTABLE TO IPOWER INC.	$1,016,082	$(1,530,534)	$(2,185,261)	$(9,003,349)
Legal fees for arbitration	814,923	177,566	1,239,337	682,411
Impairment loss - goodwill	–	–	–	3,060,034
Adjustments to tax provision	(221,173)	(49,310)	(261,749)	(128,225)
NON-GAAP NET INCOME (LOSS) ATTRIBUTABLE TO IPOWER INC.	$1,609,832	$(1,402,278)	$(1,207,673)	$(5,389,129)

GAAP EARNINGS (LOSSES) PER SHARE *
Basic and diluted	$0.03	$(0.05)	$(0.07)	$(0.30)
Impact of Non-GAAP adjustments	0.02	0.00	0.03	0.12
NON-GAAP EARNINGS (LOSSES) PER SHARE *	$0.05	$(0.05)	$(0.04)	$(0.18)

WEIGHTED AVERAGE NUMBER OF COMMON STOCK*
Basic and diluted - GAAP and NON-GAAP	29,821,811	29,730,914	29,791,990	29,702,014

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